UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 19, 2020

FORTERRA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor
Irving, TX 75062
(Address of principal executive offices, including ZIP code)

(469) 458-7973
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FRTA	Nasdaq Stock Market LLC

Securities Registered Pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 19, 2020, Forterra, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. At the annual meeting, stockholders voted on the matters listed below, each of which was discussed in greater detail in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2020 (the “Proxy Statement”). The final voting results with respect to each of these matters is set forth below:

Proposal No. 1 - Election of Directors
At the annual meeting, the Company’s stockholders elected the persons listed below as Class I directors for a one year term expiring at the Company’s 2021 annual meeting of stockholders.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Maureen Harrell	52,783,954	6,551,982	3,995,934
Chad Lewis	50,339,593	8,996,343	3,995,934
Karl H. Watson, Jr.	53,266,142	6,069,794	3,995,934

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
63,300,802	26,515	4,553	—

Proposal No. 3 - Non-Binding Vote on Executive Compensation
The Company’s stockholders, in a non-binding, advisory vote, approved the compensation paid to our named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,435,082	2,282,744	1,618,110	3,995,934

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Executive Vice President, General Counsel and Secretary
Date: May 19, 2020